December 3, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street, N.E.

Washington, DC 20549

Re: Clancy Corp

Commission file number: 333-213698

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Clancy Corp (Registrant) dated November 28, 2019 and agree with the statements concerning our Firm contained under Item 4.01 therein.

Very truly yours,

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC